                                                                 EXHIBIT 10.12


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement ("ASSIGNMENT"), effective as of February 27, 1997 (the "EFFECTIVE DATE") is between Triad Systems Corporation, a Delaware corporation ("ASSIGNOR"), and Triad Park, LLC, a Delaware limited liability company ("ASSIGNEE").

                                    RECITALS

     A. 3055 Triad Dr. Corp., a California corporation and a wholly-owned subsidiary of Assignor ("3055"), is a party to the Note and First Deed of Trust (as defined below).

     B. Immediately prior to the effectiveness of this Agreement, 3055 has merged with and into Assignor, with Assignor as the surviving corporation (the "MERGER"). By virtue of the Merger, Assignor has assumed all rights and obligations of 3055, including, without limitation, those under the Note and the First Deed of Trust.

     C. Assignor now desires to assign to Assignee all of its rights and obligations arising from the Note and the First Deed of Trust, and Assignee desires to accept the assignment and to assume all future liabilities under the Note and First Deed of Trust for the benefit of The Variable Annuity Life Insurance Company, a Texas corporation.

                                   AGREEMENTS

     FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

     1. DEFINITIONS.

     (a) As used in this Agreement, "NOTE" means the Promissory Note, dated August 23, 1988, in the original principal sum of $15,500,000, executed by 3055 as Maker in favor of the Variable Annuity Life Insurance Company, a Texas corporation ("VARIABLE").

     (b) As used in this Agreement, "FIRST DEED OF TRUST" means the First Deed of Trust and Assignment of Rents, Security Agreement and Fixture Filing, dated as of August 23, 1988, by and among 3055, as Trustor, Mason-McDuffie Financial Corporation, as Trustee, and Variable, as Beneficiary, recorded as Series No. 88-215552, in Alameda County, State of California

     2. ASSIGNMENT. Assignor assigns to Assignee all of its rights and obligations under the Note and the First Deed of Trust.

     3. ASSUMPTION. Assignee assumes and agrees to perform all obligations of Assignor to be performed under the Note and the First Deed of Trust after the Effective

Date. This assumption is not intended to amend the provision of the Note defining the circumstances when the Maker does or does not have recourse liability.

     4. INDEMNITY. Assignee shall indemnify, defend and hold Assignor harmless from and against all claims, losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees) arising out of or relating to the performance of the Note and the First Deed of Trust after the Effective Date.

     5. ATTORNEYS' FEES. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's actual expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment including contempt, garnishment, levy, discovery and bankruptcy. For this purpose "EXPENSES" include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     6. CHOICE OF LAW AND FORUM. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California. Any action to enforce or interpret its provisions must be brought in State or Federal Courts located in San Francisco, California.

     7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

     8. NOTICES. All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any business day before 5:00 PM local time and on the next business day if received after 5:00 PM or on other than a business day, including without limitation, in the case of (i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier, (iii) delivery by United States first class certified or registered mail, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed as follows:

If to Assignor, to:

     Triad Systems Corporation
     6207 Bee Cave Road
     Austin, Texas  78746-5146
     Attn:  Glenn Staats
     Telephone:  (512) 328-2300
     Telecopy:  (512) 329-6461

With a copy to:

     Weil, Gotshal & Manges, LLP
     100 Crescent Court, Suite 1300
     Dallas, Texas  75201-6950
     Attn:  Thomas A. Roberts
     Telephone:  (214) 746-7748
     Telecopy:  (214) 746-7777

If to Assignee, to:

     Triad Park, LLC
     3055 Triad Drive
     Livermore, California  94550
     Attn:  James Porter
     Telephone:  (510) 449-0606
     Telecopy:  (510) 455-6917

With a copy to:

     McCutchen, Doyle, Brown & Enersen, LLP
     Three Embarcadero Center, 18th Floor
     San Francisco, California  94111-4066
     Attn:  Edward S. Merrill
     Telephone:  (415) 393-2112
     Telecopy:  (415)  393-2286


In this section "BUSINESS DAYS" means days other than Saturdays, Sundays, and federal and state legal holidays. Either party may change its address by written notice to the other in the manner set forth above. Receipt of communications by United States first class or registered mail will be sufficiently evidenced by return receipt. Receipt of communications by facsimile will be sufficiently evidenced by a machine generated confirmation of transmission without an error message. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

     9. SUCCESSORS AND ASSIGNS: ASSIGNABILITY. No rights of any party under this Agreement are assignable without the written consent of all other parties, which any other party may withhold in its absolute discretion.

     10. THIRD PARTIES. This Agreement is for the express benefit of The Variable Annuity Life Insurance Company, a Texas corporation ("BENEFICIARY") whose address is c/o American General Realty Advisors, Inc., Attention:
Director, Mortgage Loans-Asset Management, Box 1493, Houston, Texas 77253. Nothing in this Agreement shall be construed to give any person other than the express parties to this Agreement and Beneficiary any benefits, rights or remedies.

     11. WAIVER/MODIFICATION/AMENDMENT. No amendment of, or waiver of any obligation under, this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

     The parties have executed this Assignment and Assumption Agreement as of the Effective Date.

                                        "ASSIGNOR"

                                        TRIAD SYSTEMS CORPORATION


                                        By: /s/ JAMES R. PORTER
                                            -------------------------------
                                        Name:   James R. Porter
                                        Title:  President




                                        "ASSIGNEE"

                                        TRIAD PARK, LLC


                                        By 3055 MANAGEMENT CORP., ITS SOLE
                                           MANAGER


                                        By: /s/ JAMES R. PORTER
                                            -------------------------------
                                        Name:   James R. Porter
                                        Title: